Exhibit 10.4

AMENDED AND RESTATED STOCK ESCROW AGREEMENT

This AMENDED AND RESTATED STOCK ESCROW AGREEMENT, dated as of [●], 2020 (“Amended and Restated Escrow Agreement”), by and among HL ACQUISITIONS CORP., a British Virgin Islands company (“HL”), FUSION FUEL GREEN PLC, a public limited company incorporated in Ireland (“Parent”), the individuals and entities listed on Exhibit A hereto (collectively the “Founders”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (“Escrow Agent”) amends and restates in its entirety that certain Stock Escrow Agreement by and among HL, the Founders, and the Escrow Agent dated June 27, 2018 (“Prior Agreement”).

WHEREAS, in connection with the initial public offering of units of HL, the Founders agreed to deposit all of the ordinary shares of HL, no par value (“HL Ordinary Shares”), owned by them into escrow pursuant to the terms and conditions of the Prior Agreement;

WHEREAS, HL has entered into a Business Combination Agreement, dated as of June 6, 2020 (as amended and restated on August 25, 2020, and as may be further amended from time to time, the “Business Combination Agreement”), with Parent, Fusion Fuel Atlantic Limited, a British Virgin Islands business company and wholly owned subsidiary of Parent (“Merger Sub”), Fusion Welcome – Fuel, S.A., a public limited company domiciled in Portugal, sociedade anónima (“Fusion Fuel”), and the shareholders of Fusion Fuel (“Fusion Fuel Shareholders”) and, as a result of the transactions contemplated by the Business Combination Agreement, among other things, each outstanding HL Ordinary Share will be converted into one Class A ordinary share of Parent (“Parent Class A Ordinary Shares”);

WHEREAS, pursuant to Section 1.6 of the Business Combination Agreement and Section 4.3(vi) of the Prior Agreement, certain of the Founders have instructed the Escrow Agent to release an aggregate of 125,000 HL Ordinary Shares (“Forfeited Shares”) from escrow to HL for the termination and cancellation of such Forfeited Shares;

WHEREAS, pursuant to Section 8.18 of the Business Combination Agreement, each Parent Class A Ordinary Share received by the Founders upon consummation of the business combination shall be subject to the same transfer restrictions as set forth in the Prior Agreement;

WHEREAS, HL, Parent, and the Founders desire that the Escrow Agent hold the Parent Class A Ordinary Shares held by the Founders in escrow, subject to the terms of this Amended and Restated Escrow Agreement;

WHEREAS, each of the parties to the Prior Agreement is a signatory to this Amended and Restated Escrow Agreement, satisfying the requirements for amendments as set forth in Section 6.3 of the Prior Agreement; and

WHEREAS, each of the Founders hereby appoints Jeffrey E. Schwarz as the initial representative (“HL Representative”) to represent the interests of the Founders for purposes of selecting and discharging the Escrow Agent and any successor escrow agents hereunder, receiving notices to the Founders, and accepting service of process on Founders resident outside the State of New York, all as set forth herein.

IT IS AGREED:

1. Appointment of Escrow Agent. HL, Parent, and the Founders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Amended and Restated Escrow Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Shares. On or about the date hereof and upon consummation of the Business Combination, HL shall instruct the Escrow Agent to (i) release the Forfeited Shares from escrow for cancellation and forfeiture and (ii) exchange each remaining HL Ordinary Share held in escrow pursuant to the Prior Agreement for one Parent Class A Ordinary Share, with such Parent Class A Ordinary Shares to be held and disbursed subject to the terms and conditions of this Amended and Restated Escrow Agreement. Each Founder acknowledges that the certificate representing such Founder’s Parent Class A Ordinary Shares will be legended to reflect the deposit of such shares under this Amended and Restated Escrow Agreement.

3. Disbursement of the Escrow Shares. Except as otherwise set forth herein, the Escrow Agent shall hold the Parent Class A Ordinary Shares deposited into escrow pursuant to Section 2 above (such shares to be referred to herein as the “Escrow Shares”) until (i) with respect to 50% of the Escrow Shares, the earlier of (x) one year after the date hereof and (y) the date on which the closing price of the Parent Class A Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing from the date hereof and (ii) with respect to the remaining 50% of the Escrow Shares, one year after the date hereof (such period of time during which the Escrow Shares are held in escrow, the “Escrow Period”). Upon completion of the Escrow Period, the Escrow Agent shall disburse such amount of each Founder’s Escrow Shares to such Founder; provided, however, that if, within the Escrow Period, Parent subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders of such entity having the right to exchange their Parent Class A Ordinary Shares for cash, securities or other property, then the Escrow Agent will, upon receipt of a notice executed by the Chairman of the Board, executive officer or other authorized representative of Parent, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated or such conditions have been achieved, as applicable, release the Escrow Shares to the Founders at such time that will allow the Founders to exchange their Escrow Shares along with the other holders of Parent Class A Ordinary Shares in such transaction. The Escrow Agent shall have no further duties hereunder after the disbursement of the Escrow Shares in accordance with this Section 3.

4. Rights of Founders in Escrow Shares.

4.1 Voting Rights as a Shareholder. Except as herein provided, the Founders shall retain all of their rights as shareholders of Parent as long as any shares are held in escrow pursuant to this Amended and Restated Escrow Agreement, including, without limitation, the right to vote such shares.

4.2 Dividends and Other Distributions in Respect of the Escrow Shares. For as long as any Escrow Shares are held in escrow pursuant to this Amended and Restated Escrow Agreement, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Founders, but all dividends payable in shares or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer. During the Escrow Period, the only permitted transfers of the Escrow Shares will be (i) to the Founders and Parent’s officers, directors, employees, consultants or their affiliates, (ii) to a Founder’s stockholders, partners or members upon such Founder’s liquidation, (iii) by bona fide gift to a member of the Founder’s immediate family or to a trust, the beneficiary of which is the Founder or a member of the Founder’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death of a Founder, or (v) pursuant to a qualified domestic relations order binding on a Founder; provided, however, that except with Parent’s prior written consent, such permitted transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Amended and Restated Escrow Agreement.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent in good faith to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Amended and Restated Escrow Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by Parent from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Amended and Restated Escrow Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence, fraud or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from Parent for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from Parent for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, HL, Parent and the Founders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Amended and Restated Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn the Escrow Shares over to a successor escrow agent appointed by Parent and approved by the HL Representative, which approval will not be unreasonably withheld, conditioned or delayed. If no new escrow agent is so appointed within the 60-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate in the State of New York.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by all of the other parties hereto; provided, however, that such resignation shall become effective only upon the appointment of a successor escrow agent selected by Parent and approved by the HL Representative, which approval will not be unreasonably withheld, conditioned or delayed.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence, fraud or willful misconduct.

6. Miscellaneous.

6.1 Governing Law. This Amended and Restated Escrow Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder. As to any claim, cross-claim, or counterclaim in any way relating to this Amended and Restated Escrow Agreement, each party waives the right to trial by jury. Each of the Founders with an address outside of the State of New York irrevocably agrees to appoint the HL Representative as its agent for service of process in the State of New York to receive, for such Founder and on his, her, or its behalf, service of process in any action, proceeding, or claim against him, her, or it arising out of or relating in any way to this Agreement.

6.2 Third Party Beneficiaries. Each of the parties to this Agreement acknowledges that the HL Representative is a third party beneficiary of this Agreement.

6.3 Entire Agreement. This Amended and Restated Escrow Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may only be changed, amended, or modified by a writing signed by each of the parties hereto.

6.4 Headings. The headings contained in this Amended and Restated Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5 Binding Effect. This Amended and Restated Escrow Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6 Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Amended and Restated Escrow Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by email or by facsimile transmission:

If to Parent, to:

Fusion Fuel Green PLC
10 Earlsfort Terrace
Dublin 2, D02 T380, Ireland
Attention: Frederico Figueira de Chaves, Chief Financial Officer
Email: frederico@keyfh.com

with a copy, which shall not constitute notice, to:

Arthur Cox

10 Earlsfort Terrace
Dublin 2, D02 T380, Ireland

Attn: Connor Manning, Esq.

Email: connor.manning@arthurcox.com

and

Feinberg Hanson LLP

855 Boylston Street, 8th Floor

Boston, MA 02116

Attn: David H. Feinberg, Esq.

Email: dfeinberg@feinberghanson.com

If to the Founders, notice shall be given to HL Representative on behalf of the Founders, to:

Jeffrey Schwarz

c/o Metropolitan Capital Advisors, Inc.

499 Park Avenue, 12th Floor

New York, NY 10022

Email: jschwarz@metrocap.com

with a copy, which shall not constitute notice, to:

Graubard Miller

The Chrysler Building

405 Lexington Ave, 11th Floor

New York, NY 10174

Attn: David Alan Miller, Esq. / Jeffrey M. Gallant, Esq.

Email: dmiller@graubard.com / jgallant@graubard.com

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

1 State Street

New York, New York 10004

Attn: Chairman

Fax No.:

Email:

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.6 Counterparts. This Amended and Restated Escrow Agreement may be executed in several counterparts, each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

[Signature Page Follows]

WITNESS the execution of this Amended and Restated Escrow Agreement as of the date first above written.

HL ACQUISITIONS CORP.

By:
Name: Jeffrey E. Schwarz
Title: Chief Executive Officer

FUSION FUEL GREEN PLC

By:
Name: Frederico Figueira de Chaves
Title: Chief Executive Officer

FOUNDERS:

METROPOLITAN CAPITAL PARTNERS V, LLC

By:
Name:	Jeffrey E. Schwarz
Title:	Managing Member

HL ACQUISITIONS HOLDINGS LLC

By:
Name:	Jeffrey E. Schwarz
Title:	Managing Member

JEFFREY SCHWARZ CHILDREN’S TRUST

By:
Name:	Craig Frank
Title:	Trustee

Karen Finerman

Craig Effron

Curtis Schenker

Jonathan Guss

Stephanie Guss

STERN YOI LIMITED PARTNERSHIP

By:
Name: Yoav Stern
Title:

Greg Drechsler

Benjamin Schwarz

Rune Magnus Lundetrae

Ajay Khandelwal

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

EXHIBIT A

Name of Founder	Number of Shares

Metropolitan Capital Partners V LLC

HL Acquisitions Holdings LLC

Jeffrey Schwarz Children’s Trust

HL Acquisitions Holdings LLC

Karen Finerman

Craig Effron

Curtis Schenker

Jonathan Guss

Stephanie Guss

Greg Drechsler

Ben Schwarz

Rune Magnus Lundetrae

Ajay Khandelwal

Stern YOI Limited Partnership